UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2007

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

000-18911	81-0519541
(Commission File Number)	(IRS Employer Identification No.)

49 Commons Loop Kalispell, Montana	59901
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 8.01   OTHER EVENTS

          On January 22, 2007 Glacier Bancorp, Inc., Kalispell, Montana (“GBCI”) entered into a Plan and Agreement of Merger (the “Merger Agreement”) with North Side State Bank, Rock Springs, Wyoming (“North Side”).  Under the terms of the Merger Agreement, North Side will merge with and into 1st Bank, Evanston, Wyoming, a wholly-owned subsidiary of GBCI (“Merger”).  The combined bank resulting from the Merger (“Combined Bank”) will continue to operate under the name “1st Bank.”

          Effective at the time of the Merger, the outstanding common shares of North Side will be exchanged for $19 million in GBCI common stock and the remainder to be paid in approximately $9 million cash.

          Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of North Side.  For information regarding the terms of the proposed transaction, reference is made to the press release dated January 22, 2007, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   FINANCIAL STATEMENTS AND EXHIBITS

          (a)      Financial statements. – not applicable

          (b)      Pro forma financial information. – not applicable

          (d)      Exhibits.

                         99.1     Press Release dated January 22, 2007

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2007	GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer